UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

ADAGIO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42199	99-1151466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 102 Laguna Hills, CA	92653
(Address of principal executive offices)	(Zip Code)

(949) 348-1188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

The information set forth in Item 5.02 below is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Chief Executive Officer

On December 11, 2024, Adagio Medical Holdings, Inc. (the “Company”) and Olav Bergheim, the Chief Executive Officer of the Company and as Chairman of the Board (“CEO and Chairman”), agreed that Mr. Bergheim would resign from his position as CEO and Chairman of the Company, effective as of December 13, 2024 (the “Separation Date”). Mr. Bergheim agreed to remain with the Company as an independent contractor in an advisory role for a period of 12 months following the Separation Date (the “Advisory Period”). Mr. Bergheim’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s financial reporting, operations, policies or practices. The Board of Directors of the Company (the “Board”) appointed Orly Mishan, one of the Company’s current directors, to replace Mr. Bergheim as the chairperson of the Board, effective as of December 13, 2024.

In connection with the foregoing, on December 13, 2024, the Company and Mr. Bergheim entered into an employment resignation and consulting agreement (the “Separation Agreement”), pursuant to which Mr. Bergheim will receive: (i) cash severance in the amount of $1,200,000; (ii) additional cash severance in the amount of $300,000, conditioned upon the closing of a Change in Control (as defined in the Company’s 2024 Equity Incentive Plan) or the closing of an equity financing of the Company or a licensing transaction raising gross cash proceeds of a certain amount; (iii) health insurance benefits, which will terminate on the last day of the month in which the Separation Date occurs; and (iv) reimbursement of the employer portion of COBRA premium payments during the period described in the Separation Agreement, provided Mr. Bergheim timely elects continued coverage under COBRA (collectively, the “Severance Benefits”).

In addition to the Severance Benefits, as sole compensation for his services during the Advisory Period, Mr. Bergheim will receive an option to purchase 338,398 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a per-share exercise price equal to the closing per-share trading price of the Common Stock on the date of grant.

Pursuant to the Separation Agreement, Mr. Bergheim agreed to release all claims against the Company arising out of or in any way connected with Mr. Bergheim’s employment relationship with the Company. The Separation Agreement also contains standard restrictive covenants, such as non-competition and mutual non-disparagement, and confidentiality provisions and inventions assignment provisions, in an agreement attached thereto.

The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by reference to the Separation Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein.

Appointment of Chief Executive Officer and Director

On December 12, 2024, the Board appointed Todd Usen, age 57, to serve as Chief Executive Officer of the Company and a Class I director of the Board (“CEO and Director”), effective as of December 13, 2024, to replace Mr. Bergheim as the Company’s Chief Executive Officer and to fill the vacancy on the Board resulting from Mr. Bergheim’s resignation. The selection of Mr. Usen to serve as the CEO and Director was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Usen and any director or executive officer of the Company, and there are no transactions between Mr. Usen and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Usen is not expected to serve on any Board committees.  Mr. Usen will serve as Class I director with a term expiring at the Company’s 2025 annual meeting of stockholders and until his successor is duly elected and qualified or his earlier death, resignation, retirement, disqualification or removal.

Mr. Usen has extensive commercial and operational experience with a proven track record of leading large, complex global businesses across several highly regarded medical device companies. Prior to joining the Company, from December 2022 to July 2024, Mr. Usen was the President & Chief Executive Officer of Minerva Surgical, a then publicly traded women’s health organization. He led a complete restructuring of the organization, including raising $45 million of private equity investments to take the company private, while growing top line growth.  Prior, from December 2018 to December 2022, he was the Chief Executive Officer of Activ Surgical, a digital surgery company focused on advanced surgical imaging and artificial intelligence, where he oversaw the FDA/CE clearance of its ActivSight technology, as well as leading four fundraising rounds totaling over $92 million. From 2015 to 2019, Mr. Usen was President, Medical Systems Group, for Olympus Corporation of the Americas, where he took charge of a complex $2B+ business and restructured the company for leaner growth and investment, drove successful mergers and acquisitions activity, led the expansion from 6 medical divisions to 11 in 3.5 years. Prior to that, Mr. Usen served in executive positions including President, United States Orthopedics, Senior Vice President & General Manager, Joint Reconstruction, and Senior Vice President Sports Medicine at Smith and Nephew from 2007 to 2015, and Vice President Sales and Director of Sales at Boston Scientific Corporation from 1995 to 2007. Mr. Usen is currently the Executive Chairman of Rob Surgical, the Chairman of NeoPredix, an independent board director at Alesi Surgical, the Executive Chairman at MassMEDIC, the largest regional MedTech association in the United States. He serves as an advisor for The Cleveland Clinic Innovations and Ventures team, as well Avertto Medical. Mr. Usen holds a Bachelor of Science in Marketing from the Isenberg School at the University of Massachusetts and did his Master of Business Administration work at Pepperdine University. We believe Mr. Usen is qualified to serve as a director of the Company due to his business, leadership, and financing experience in the healthcare industry.

In connection with his appointment as Chief Executive Officer, Mr. Usen entered into that certain offer letter, dated December 12, 2024 (the “Offer Letter”), pursuant to which Mr. Usen will receive: (i) a base salary of $500,000 per year (the “Base Salary”); (ii) an annual discretionary performance and retention bonus of up to 50% of the Base Salary, determined in the sole discretion of the Board; (iii) a financing bonus in the amount of 16% of the Base Salary, conditioned upon the Company’s successful closing of an equity financing of the Company and/or non-equity dilutive business development transaction(s) approved by the Board raising a certain amount of gross proceeds; (iv) standard employee benefits offered to executive level employees; (v) relocation expenses, up to a  maximum of $100,000; and (vi) an option to purchase shares of the Company’s Common Stock that represents approximately 5% of the Company’s fully diluted shares outstanding with an exercise price equal to the closing per-share trading price of the Common Stock on the date of grant. The Offer Letter also contains standard restrictive covenants and confidentiality provisions and inventions assignment provisions, in an agreement attached thereto.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement. The Offer Letter is filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated by reference to this Item 5.02.

Effective as of December 13, 2024, Mr. Usen became an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, Mr. Usen has entered into the Company’s standard form of indemnification agreement, in the form attached as Exhibit 10.8 to the Company’s Current Report on Form 8-K, as amended, filed with the Securities and Exchange Commission on August 6, 2024 (the “Indemnification Agreement”), which agreement is incorporated herein by reference. Pursuant to the Indemnification Agreement, the Company agrees to indemnify Mr. Usen against certain liabilities that may arise by reason of his status or services as Chief Executive Officer of the Company and to advancement of his expenses incurred as a result of any proceeding as to which he may be indemnified.

Item 7.01. Regulation FD Disclosure.

On December 16, 2024, the Company issued a press release regarding the events described in Item 5.02. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Employment Resignation and Consulting Agreement, dated December 13, 2024, by and between the Company and Olav Bergheim
10.2#	Offer Letter, dated December 12, 2024, by and between the Company and Todd Usen
99.1	Press Release, dated December 16, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2024

Adagio Medical Holdings, Inc.

By:	/s/ John Dahldorf
Name:	John Dahldorf
Title:	Chief Financial Officer

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